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                                                                   EXHIBIT 10.27



                            STOCK TRANSFER AGREEMENT
                             FOR STOCK OPTION GRANTS


        THIS STOCK TRANSFER RESTRICTION AGREEMENT is made as of the 30th day of September, 1997, by and between Taylor Capital Group, Inc., a Delaware corporation (the "Company"), and (the "Stockholder");

                                   WITNESSETH

        WHEREAS, Stockholder is an employee of the Company or one of its subsidiaries; and

        WHEREAS, Stockholder is or may become the owner of shares of Common Stock of the Company (the "Shares") acquired by the exercise by the Stockholder of compensatory stock options granted under the Taylor Capital Group, Inc. 1997 Incentive Compensation Plan (the "Plan"); and

        WHEREAS, it is a condition to the grant of the stock options that Stockholder and the Company enter into a stock transfer restriction agreement in substantially the form hereof, and Stockholder agreed to enter into such an agreement.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter contained, and in consideration of each of the parties hereto entering into this Agreement, and intending to be legally bound hereby, the parties agree as follows:

        1. RESTRICTIONS ON TRANSFER. Except as otherwise provided in Sections 2, 3, or 10 hereof, or until this Agreement terminates under Section 9, the Stockholder agrees not to sell,
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transfer, assign, give, pledge, or otherwise dispose of or encumber any part or all of the Shares, whether voluntarily, by operation of law, or otherwise without the prior written consent of the Board of Directors of the Company. Any attempted transfer in violation of this Agreement shall be considered null and void and the Stockholder shall continue to be treated as the owner of the Shares for all purposes of this Agreement and shall continue to be bound by all of the terms and provisions hereof.

        2. STOCKHOLDER'S "PUT" OPTIONS.

        (a) On and after the six-month anniversary of the date that the Stockholder exercised its options to purchase the Shares, the Stockholder shall have an option two times during any calendar year to sell to the Company, subject to the limitations set forth in this Section 2, all or a portion of the Shares owned by the Stockholder during the put period, as defined herein. For the purpose of this Agreement, the "put period" shall be any time during the calendar year other than the period from (i) June 30th through the date that the Company receives the valuation ("ESOP Valuation Date") of the shares of Company stock held in the Taylor Capital Group, Inc. 401(k)/Profit Sharing and Employee Stock Ownership Plan (the "ESOP"); and (ii) December 31st through the ESOP Valuation Date. The Stockholder's option to sell the Shares to the Company shall be effective upon the Stockholder notifying the Company in writing. Upon the exercise by the Stockholder of the option hereunder, the Company shall immediately become obligated to pay to the Stockholder as the purchase price paid for the Shares so acquired by the Company, the price established in Section 4 hereof; provided, however, that the Company's obligation to purchase all or any portion of the Shares from the Stockholder shall be limited in any calendar year to the purchase in aggregate of shares of Company stock having a value equal




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to Three Million Dollars ($3,000,000) including the value of the shares that the
Company is required to purchase under the provisions of the ESOP and shares that are "put" for sale to the Company by other stockholders pursuant to similar
Stock Transfer Agreements. In the event that the value of shares that the Company is obligated to purchase exceeds Three Million Dollars ($3,000,000) in any calendar year, requests will be processed in the order of delivery to the Company (excluding any shares that the Company is obligated to purchase under ESOP). The closing shall take place as soon as practicable after the exercise by the Stockholder of its option hereunder, but in no event more than sixty (60) days after the delivery by the Stockholder of its written notice of option exercise.

        (b) To the extent the Company does not exercise its option under Section 3(a) hereof within six months following the termination of the Stockholder's employment with the Company or one of its subsidiaries or affiliates, the Stockholder shall thereafter have an option to sell to the Company, subject to the limitations set forth in this Section 2(b), all or a portion of the Shares owned by the Stockholder at the time of such option exercise. Such option shall be exercisable during the 60-day period after the expiration of the above-referenced six-month time period, upon the Stockholder notifying the Company, in writing, of Stockholder's exercise of the option hereunder. Upon the exercise by the Stockholder of the option hereunder, the Company shall immediately become obligated to pay to the Stockholder as the purchase price paid for the Shares so acquired by the Company, the price established in Section 4 hereof. Payment of such purchase price shall be made pursuant to the terms specified in Section 5 hereof. The closing shall take place as soon as practicable after the exercise by the Stockholder of its option



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hereunder, but in no event more than sixty (60) days after the delivery by the
Stockholder of its written notice of option exercise.

        3. COMPANY'S PURCHASE OPTIONS.

        (a) In the event that the Stockholder should cease to be an employee of the Company or one of its subsidiaries or affiliates, then as a result of such termination the Company shall have an option to purchase from the Stockholder all or any part of the Shares owned by the Stockholder at the time of such option exercise. Such option shall be exercisable, in whole or in part, at any time and from time to time following the Stockholder's termination of employment upon the Company notifying the Stockholder in writing of its exercise of the option hereunder and the number of Shares with respect to which such option is being exercised. Upon the exercise by the Company of its option hereunder, the Stockholder shall immediately become obligated to sell and the Company shall immediately become obligated to pay to the Stockholder as the purchase price for the Shares so acquired by the Company, the price established in Section 4 hereof. Payment of such purchase price shall be made pursuant to the terms specified in Section 5 hereof. The closing shall take place as soon as practicable after the exercise by the Company of its option hereunder, but in no event more than sixty (60) days after the delivery by the Company of its written notice of option exercise.

        (b) If all or any part of the Shares held by the Stockholder shall be subject to an involuntary transfer to any person or entity whether by operation of law or otherwise (such as, without limitation, to a trustee in bankruptcy, a purchaser in any creditor's or court sale, or conservator), or a transfer in accordance with any divorce proceeding (collectively a "Transfer Event"), then as a result of such event, the Company shall have an option to purchase from the




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transferee that number of Shares which are subject to the Transfer Event. Such option shall be exercisable for a period of sixty (60) days after the Company's receipt of actual notice of the Transfer Event, and shall be exercised by the delivery of written notice of option exercise by the Company to the Stockholder and the Stockholder's transferee. Upon the exercise by the Company of its option under this Section 3, the Company shall become obligated to pay to the transferee, as the purchase price for the Shares so acquired by the Company, the price established in Section 4 hereof. Payment of such purchase price shall be on the terms set forth in Section 5 hereof. The closing shall take place as soon as practicable after the exercise by the Company of its option hereunder, but in no event more than thirty (30) days after the exercise by the Company of its option.

        (c) The Company may, in its discretion, assign its right to purchase the Shares under Sections 3(a) and (b), and its obligation to purchase the Shares under Section 2, to the ESOP.

        4. PURCHASE PRICE.

        (a) Except as otherwise provided in Section 4(b), the purchase price for each Share to be purchased by the Company pursuant to this Agreement from a Stockholder or his estate, heirs or personal representative or a transferee (collectively referred to as the "Seller") shall equal the Fair Market Value determined as of the date of purchase. The "Fair Market Value" shall be based upon the fair market value of the shares of common stock of the Company held by the ESOP, after applying the applicable discounts including a nonmarketable, minority interest discount to the ESOP Valuation, as determined as by an independent appraiser.




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        (b) Notwithstanding the above, if the purchase of Shares by the Company under this Agreement is pursuant to Section 3 hereof following the Stockholder's termination of employment for "cause" (as defined below), the purchase price per Share shall be the lower of (i) the purchase price per share originally paid by the Stockholder to acquire his or her Shares or (ii) the Fair Market Value per share (determined in accordance with Section 4(a)). For purposes of this Agreement, "cause" shall mean termination by the Company or one of its subsidiaries or affiliates because of (i) an act of fraud, embezzlement or theft in connection with the Stockholder's duties or in the course of the Stockholder's employment, (ii) unreasonable neglect or refusal by Stockholder to perform his or her duties (other than any such failure resulting from Stockholder's incapacity due to permanent disability), (iii) the engaging by Stockholder in willful, reckless, or grossly negligent misconduct which is or may be materially injurious to the Company or its subsidiaries or affiliates, or
(iv) Stockholder's conviction of or plea of guilty or nolo contendere to a felony. For purposes of this option, the Stockholder will be considered permanently disabled if he or she is unable to perform his or her stated duties with the Company by reason of illness, accident or other incapacity and does not engage in any occupation or employment for wage or profit for which the Stockholder is reasonably qualified by education, training, or experience, as determined by the Company in its sole discretion.

        5. PAYMENT FOR SHARES. Shares purchased pursuant to the provisions of this Agreement shall be paid for in full upon the closing date. Notwithstanding the preceding sentence, in the event the aggregate consideration to be paid to the Seller under this Agreement exceeds $10,000.00, if the Company so elects the purchase price may be paid for in installments and shall be evidenced by a promissory note dated the date of the closing of the purchase. Such



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note shall be payable in three (3) equal annual installments, with the first installment to be due and payable upon the closing date and the remaining installments to be due and payable on the second through and including the third annual anniversaries, respectively, of the closing, and shall provide for interest on the principal outstanding from time to time at a fixed rate per annum equal to the prime rate of interest announced by Cole Taylor as its prime rate as of the closing, or the highest lawful rate which may be charged on this transaction, whichever is less. The Company shall, in all events, have the right to prepay the entire principal balance of any note delivered under this Section 5 at any time or from time to time without a premium or a penalty.

        6. DELIVERY OF STOCK CERTIFICATES AND OTHER DOCUMENTS UPON A REPURCHASE OF SHARES. Simultaneously with the transfer of the purchase price by the Company under Section 6 hereof (whether in cash or by delivery of a note) as a result of a repurchase of Shares by the Company, the Seller of the Shares shall deliver to the Company the certificates representing the Shares being sold, properly endorsed for transfer, together with any other assignments and documents as may be necessary to transfer title to the Shares.

        7. NOTICE OF RESTRICTIONS. The certificates representing the Shares affected by this Agreement shall be inscribed with the following legend:

        "The shares of stock represented by this certificate are subject to, and are transferable only in compliance with, the terms and conditions of a certain Stock Transfer Agreement dated September 30, 1997 between the registered holder of these shares and Taylor Capital Group, Inc., which Agreement is on file with the Secretary of Taylor Capital Group, Inc., and the holder hereof accepts and holds this certificate subject to and with notice of all of the terms, conditions and provisions of said Agreement and agrees to be bound thereby."




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        8. DEPOSIT OF CERTIFICATES. The certificates representing the Shares, together with applicable stock powers duly executed by the Stockholder in blank, shall be held by the Company subject to the terms of this Agreement. The Company agrees to release and deliver to the Stockholder any such certificates when they are no longer subject to the terms of this Agreement or in order to facilitate any sale or other disposition thereof permitted hereunder.

        9. PUBLIC COMPANY. If shares of Common Stock of the Company are sold to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, or if shares of Common Stock of the Company are registered pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934, as amended, the Company shall be deemed a "Public Company". If the Company becomes a Public Company at any time hereafter, unless an event which gives rise to a purchase option or obligation in favor of the Company has already occurred, the Shares held by the Stockholder at the time the Company becomes a Public Company shall thereafter be free of the terms of this Agreement and the rights, options or obligations under Sections 1, 2, 3, and 10 hereof shall terminate.

        10. CHANGE OF CONTROL OF THE COMPANY. Notwithstanding anything to the contrary in this Agreement, if the Board of Directors of the Company and the holders of a majority of the Company's outstanding shares of Common Stock approve a sale of the Company that constitutes a Change of Control of the Company (as defined below), the Company will give the Stockholder thirty (30) days' notice of the proposed transaction. The Company will, at the Stockholder's request given by him or her within five (5) days of the receipt of notice required under the preceding sentence, cause the buyer also to offer to purchase all, but not less than all, of the Shares held by the Stockholder and, upon the request of the Company within such 5-day



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period, the Stockholder shall, upon the request of the Company, be obligated to sell his or her Shares to the buyer, for the same price and on the same terms and conditions as the buyer's purchase of the shares of Common Stock from the majority shareholders of the Company. The Stockholder further agrees to take all necessary and desirable actions in connection with the consummation of a Change of Control of the Company. For purposes of this Agreement, a "Change of Control of the Company" shall occur:

                  (i) upon the vote of the shareholders of the Company approving a merger or consolidation in which the Company's shareholders immediately prior to the effective time of the merger or consolidation will beneficially own immediately after the effective time of the merger or consolidation securities of the surviving or new corporation having less than 50% of the "voting power" of the surviving or new corporation, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power"; provided, however, that no such merger or consolidation shall constitute a "change of control" in the event that following such transaction the Taylor Family (as defined below) owns, directly or indirectly, 30% or more of the combined "voting power" of the surviving or new corporation's outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

                  (ii) upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the assets of the Company on a consolidated basis, provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis, in connection with a bona fide financing shall not constitute a Sale of the Company; or




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                  (iii) when any "person" (as such term is used in Sections
         13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act as in effect on date hereof, but excluding (a) any Company sponsored employee benefit plan and (b) any member of the Taylor Family), directly or indirectly, of shares of Company stock such that the Taylor Family owns less than 30% of the combined "voting power" of the Company's then outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

For purposes of this Agreement, the Taylor Family means (i) Sidney J. Taylor and Iris Taylor, (ii) a descendant of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled by and substantially all the interest in which are owned, directly or indirectly, by one or more individuals or entities described in (i), (ii), or (iii) above.

        11. COMPANY'S OBLIGATION REGARDING STOCK OPTION EXERCISES. In the event of an exercise by Stockholder of any stock option to acquire Shares of Company stock following his or her termination of employment with the Company or one of its subsidiaries or affiliates, or an exercise of such a stock option by the executor or administrator of the Stockholder's estate or the Stockholder's personal representative following the Stockholder's death, any such shares of common stock that are acquired pursuant to any such option exercise will be subjected to all of the terms and conditions of this Agreement. Furthermore, the Company shall have the right, in its sole discretion, to provide the Stockholder (in the event of an exercise of an option by the Stockholder following termination of employment) or the Stockholder's executor or administrator




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(in the event of his or her death), with a payment in lieu of such option exercise in an amount equal to the excess, if any, of the Fair Market Value per Share (as defined in Section 4(a) hereof) over the option exercise price under such option, multiplied by the number of Shares subjected to such exercise. In the event the Company exercises its right to provide a payment in lieu of such option exercise, such payment may be made by delivery of a promissory note from the Company in accordance with the terms set forth in Section 5 hereof.

        12. NOTICE. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing and personally delivered or sent by United States certified mail, return receipt requested, postage prepaid, which shall be addressed, in the case of the Company, to its principal office in the State of Illinois, and in the case of the Stockholder, to his or her last known address as reflected in the Company's records. Notices sent by United States certified mail will be deemed received on the second business day following mailing.

        13. NECESSARY DOCUMENTS. The Stockholder and his or her administrators, executors, heirs or personal representatives shall execute and deliver all necessary documents required to carry out the terms of this Agreement.

        14. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Illinois, irrespective of the fact that the Stockholder is or may become a resident of a different state.

        15. INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.




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        16. BINDING EFFECT. This Agreement shall be binding upon the Company,
Stockholder, and their respective heirs, legal representatives, executors, administrators, successors and assigns. Any rights given or duties imposed upon the estate of the Stockholder upon his or her death shall inure to the benefit of and be binding upon the fiduciary of the decedent's estate in his or her fiduciary capacity.

        17. ENTIRE AGREEMENT.

        (a) This Agreement constitutes the entire agreement among the parties and contains all of the agreements among the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements or understandings, either oral or written, among the parties hereto with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement whether expressed or implied, this Agreement shall only apply to shares of stock of the Company acquired pursuant to the exercise of options granted under the Plan, including any additional shares received by Stockholder in connection with such shares pursuant to stock dividends, stock splits, or similar transactions. This Agreement shall not apply to any shares of capital stock of the Company which the Stockholder owns and which were acquired other than pursuant to the exercise of such stock options.

        (b) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the Stockholder and the Company. No waiver of any provision of this Agreement shall be valid unless it is in writing.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



TAYLOR CAPITAL GROUP, INC.


By
  ------------------------------
  Its: President


STOCKHOLDER


--------------------------------




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